Exhibit (23)
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-35071, No. 333-84813, No. 333-113315 and No. 33-138811) pertaining to the Pre-Tax Savings Plan (Texarkana) of Cooper Tire & Rubber Company of our report dated June 20, 2008, with respect to the financial statements and schedule of the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Texarkana) included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

Toledo, Ohio	/s/ Ernst & Young LLP
June 20, 2008	Ernst & Young LLP